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                                                                EXHIBIT 23.3

                               December 18, 1996



                                    CONSENT
                                    -------



Boards of Directors
Cumberland Mountain Bancshares, M.H.C.
Middlesboro Federal Bank, FSB
Cumberland Mountain Bancshares, Inc.
1431 Cumberland Avenue
Middlesboro, Kentucky 40965

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Approval of Conversion being filed by Cumberland Mountain Bancshares, M.H.C. (the "MHC"), with the Office of Thrift Supervision and in the Registration Statement on Form SB-2 being filed by Cumberland Mountain Bancshares, Inc. (the "Holding Company") with the Securities Exchange Commission, and to statements with respect to us appearing in the Holding Company's prospectus contained therein under the headings "The Conversion and Reorganization -- Tax Matters" and "Legal Matters."

                                   Very truly yours,

                                   LAW OFFICES OF
                                   ROBERT L. BROWN III



                                   /s/ Robert L. Brown III
                                   -----------------------------------
                                   Robert L. Brown III